Exhibit 99.1

PHP Ventures Acquisition Corp. Delisting from The Nasdaq Stock Market and Intent to Seek Interim Trading on the OTC Market

April 29, 2024 – 10:00 a.m. EST

NEW YORK / PRNewswire – PHP Ventures Acquisition Corp. (NASDAQ: PPHP), a publicly traded special purpose acquisition company (“PHP” or the “Company”) wishes to announce that on April 17, 2024, The NASDAQ Stock Market LLC (“Nasdaq”) notified PHP that it will delist PHP’s shares from Nasdaq, as PHP no longer complies with certain listing rules for continued listing (the “Minimum Listing Requirements”).

Specifically, as previously disclosed, PHP received the following notices from Nasdaq: (i) on January 5, 2024, PHP received written notice from Nasdaq stating that PHP had not yet held an annual meeting of stockholders within twelve months of the end of its fiscal year ended December 31, 2022, under Listing Rules 5620(a), 5810(c)(2)(G), and IM-5620 for continued listing on Nasdaq; (ii) on August 24, 2023, PHP received written notice from Nasdaq stating that PHP did not have at least 300 public holders under Listing Rule 5550(a)(3) for continued listing on Nasdaq; and (iii) on April 17, 2023, PHP received written notice from Nasdaq stating that PHP’s market value of listed securities for the last 30 consecutive business days (from March 6, 2023 to April 14, 2023), was below the required minimum of $35 million under Listing Rule 5550(b)(2) for continued listing on Nasdaq.

PHP and Modulex Modular Buildings Plc, a company incorporated in England and Wales (“Modulex”), a globally focused “ConstrucTech” manufacturer of modular buildings using its proprietary technology, intend to proceed toward closing their previously announced business combination pursuant to the Business Combination Agreement dated as of December 8, 2022 (the “Business Combination Agreement”). At the closing of the business combination under the Business Combination Agreement, PHP will merge with and into Merger Sub, with Merger Sub surviving the merger (the “Business Combination”). Upon consummation of the Business Combination and the other transactions contemplated by the Business Combination Agreement, PHP will become a wholly-owned subsidiary of Modulex, with the securityholders of PHP becoming securityholders of Modulex on a post-Transactions basis.

In the interim, PHP plans to coordinate with a market maker to apply to trade over the counter (“OTC”). PHP seeks to list OTC so that a trading market may continue for its stockholders. PHP remains of the view that the closing of the Business Combination will restore its compliance with the Minimum Listing Requirements. In connection with the closing of the Business Combination, PHP and Modulex fully intend to apply for re-admission for trading on Nasdaq.

About PHP Ventures Acquisition Corp.

PHP Ventures Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. PHP is led by Marcus Choo Yeow Ngoh, PHP’s Chair of the Board and Chief Executive Officer, and Garry Richard Stein, PHP’s Chief Financial Officer, and sponsored by Global Link Investment LLC. For more information visit www.phpventures.com.

About Modulex Modular Buildings Plc

Modulex Modular Buildings Plc, headquartered in the United Kingdom with additional offices in India and Mauritius, is a cutting-edge “ConstrucTech” company manufacturing 3D volumetric steel modular buildings and harnessing emerging technologies, such as Artificial Intelligence, Blockchain & Internet of Things (IoT), to meet the burgeoning housing and infrastructure needs at a rapid pace and with optimal cost efficiency by delivering “Modular Buildings 2.0.”

Modulex is an incubation business developed by Red Ribbon Asset Management Plc, a Mainstream Impact Investing company, which intends to take disruptive construction technology to emerging and growth markets where there is an urgent need for infrastructure such as healthcare, offices, and affordable housing. For more information, visit www.modulexglobal.com.

Forward Looking Statements

This press release includes forward-looking statements. Forward looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements, including those risks and uncertainties set forth in the Risk Factors section of the Company’s described in the “Risk Factors” section of the Company’s final prospectus for its initial public offering, Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and other documents filed by the Company from time to time with the Securities and Exchange Commission (“SEC”) and the related registration statement on Form S-4 filed with the SEC on September 27, 2023 by Modulex Modular Buildings PLC. Copies are available on the SEC’s website, www.sec.gov. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any statement is based.

Contact:

MZ Group

Chris Tyson

+1 (949) 492-8235

PPHP@mzgroup.us